Exhibit 21.1

QUINTILES TRANSNATIONAL HOLDINGS INC.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction or State of Organization
Benefit Canada, Inc.	Quebec
Benefit Holding, Inc.	North Carolina
Biodesign Gmbh	Germany
BRI International Limited	United Kingdom
Cenduit (India) Services Private Company Limited	India
Cenduit LLC	Delaware
Cenduit Mauritius Holdings Company	Mauritius
Clinical Lab Minority Shareholder Limited	United Kingdom
Clio Science Inc.	Japan
EA Institute, LLC	Delaware
Encore Health Resources, LLC	Texas
Hotel Lot C-8B, LLC	North Carolina
iGuard, Inc.	North Carolina
Innovex Merger Corp.	North Carolina
Innovex Saglik Hizmetleri Arastirma ve Danismanlik Ticaret Limited Sirketi	Turkey
Innovex Saglik Urunleri Pazarlame ve Hizmet Danismanlik Anonim Sirketi	Turkey
Kun Tuo Medical Research & Development (Beijing) Co. Ltd.	China
Laboratorie Novex Pharma Sarl	France
Laboratorio Commuq Pharma SLU	Spain
MG Recherche SARL	France
Novella Clinical LLC	Delaware
Novella Clinical Resourcing, Ltd.	United Kingdom
Novella Clinical, Ltd.	United Kingdom
Novex Pharma GmbH	Germany
Novex Pharma Laboratio S.L.	Spain
Novex Pharma Limited	United Kingdom
Outcome Sciences, LLC	Delaware
Penderwood Limited	United Kingdom
Pharmaforce, S.A. de C.V.	Mexico
Professional Pharmaceutical Marketing Services (Pty.) Ltd.	South Africa
PT Quintiles Indonesia	Indonesia
Q Squared Solutions (Beijing) Co., Ltd.	China
Q Squared Solutions (India) Private Limited	India
Q Squared Solutions (Quest) Limited	United Kingdom
Q Squared Solutions (Quest) LLC	Delaware
Q Squared Solutions B.V.	Amsterdam
Q Squared Solutions BioSciences LLC	Delaware
Q Squared Solutions China (Quest) Limited	United Kingdom
Q Squared Solutions China Limited	United Kingdom

Subsidiary	Jurisdiction or State of Organization
Q Squared Solutions Expression Analysis LLC	Delaware
Q Squared Solutions Holdings B.V.	Amsterdam
Q Squared Solutions Holdings Limited	United Kingdom
Q Squared Solutions Holdings LLC	Delaware
Q Squared Solutions KK	Japan
Q Squared Solutions Limited	United Kingdom
Q Squared Solutions LLC	North Carolina
Q Squared Solutions Proprietary Limited	South Africa
Q Squared Solutions Pte. Ltd.	Singapore
Q Squared Solutions S.A.	Argentina
Quest Diagnostics (Shanghai) Co., Ltd	China
Quintiles (Thailand) Co., Ltd.	Thailand
Quintiles AB	Sweden
Quintiles AG	Switzerland
Quintiles Argentina S.A.	Argentina
Quintiles Asia Pacific Commercial Holdings, LLC	North Carolina
Quintiles Asia, Inc.	North Carolina
Quintiles Austria GmbH	Austria
Quintiles Belgium NV/SA	Belgium
Quintiles Benefit France SNC	France
Quintiles Benin Ltd.	Benin
Quintiles BioSciences Holdings, LLC	Delaware
Quintiles Brasil Ltda.	Brazil
Quintiles BT, Inc.	North Carolina
Quintiles Bulgaria EOOD	Bulgaria
Quintiles Canada, Inc.	Quebec
Quintiles Chile	Chile
Quintiles Clindata (Pty) Limited	South Africa
Quintiles Clindepharm (Pty.) Limited	South Africa
Quintiles Clinical and Commercial Nigeria Limited	Nigeria
Quintiles Colombia Ltda.	Colombia
Quintiles Comercial Brasil Ltda.	Brazil
Quintiles Commercial AB	Sweden
Quintiles Commercial APS	Denmark
Quintiles Commercial Europe Limited	United Kingdom
Quintiles Commercial Germany GmbH	Germany
Quintiles Commercial Italia S.r.l.	Italy
Quintiles Commercial Laboratorio S.L.	Spain
Quintiles Commercial Overseas Holdings Limited	United Kingdom
Quintiles Commercial Oy	Finland
Quintiles Commercial Portugal Unipessoal, Lda.	Portugal
Quintiles Commercial Rus	Russia
Quintiles Commercial South Africa (Pty.) Limited	South Africa

Subsidiary	Jurisdiction or State of Organization
Quintiles Commercial U.S., Inc.	Delaware
Quintiles Commercial UK Limited	United Kingdom
Quintiles Consulting, Inc.	North Carolina
Quintiles Costa Rica, S.A.	Costa Rica
Quintiles Czech Republic, s.r.o.	Czech Republic
Quintiles D.O.O. Beograd	Serbia
Quintiles Denmark	Denmark
Quintiles East Africa Limited	Kenya
Quintiles East Asia Pte. Ltd.	Singapore
Quintiles Eastern Holdings GmbH	Austria
Quintiles Egypt LLC	Egypt
Quintiles Enterprise Management (Shanghai) Co. Ltd.	China
Quintiles Estonia OU	Estonia
Quintiles European Holdings	United Kingdom
Quintiles Federated Services, Inc.	North Carolina
Quintiles Finance Sarl	Luxembourg
Quintiles Finance Uruguay S.r.L.	Uruguay
Quintiles Funding LLC	North Carolina
Quintiles Gesmbh	Austria
Quintiles GmbH	Germany
Quintiles Greece	Greece
Quintiles Guatemala, S.A.	Guatemala
Quintiles Holdings	United Kingdom
Quintiles Holdings S.a.r.l.	Luxembourg
Quintiles Holdings SNC	France
Quintiles Hong Kong Limited	Hong Kong
Quintiles Hungary Ltd.	Hungary
Quintiles Ireland Finance Limited	Ireland
Quintiles Ireland Limited	Ireland
Quintiles Israel Ltd.	Israel
Quintiles Istanbul Saglik Hizmetleri Arastirma ve Danismanlik Limited Sirketi	Turkey
Quintiles Lanka (Private) Limited	Republic of Sri Lanka
Quintiles Latin America Inc.	Argentina
Quintiles Latin America, LLC	North Carolina
Quintiles Latvia SIA	Latvia
Quintiles Limited	United Kingdom
Quintiles Luxembourg - US	North Carolina
Quintiles Luxembourg European Holding S.a.r.l.	Luxembourg
Quintiles Luxembourg European Holding S.a.r.l. - US	North Carolina
Quintiles Luxembourg France Holdings Sarl	Luxembourg
Quintiles Malaysia Sdn. Bhd.	Malaysia
Quintiles Market Intelligence LLC	North Carolina
Quintiles Mauritius Holdings, Inc.	Mauritius

Subsidiary	Jurisdiction or State of Organization
Quintiles Medical Communications & Consulting, Inc.	New Jersey
Quintiles Medical Development (Dalian) Co. Ltd.	China
Quintiles Medical Development (Shanghai) Co., Ltd.	China
Quintiles Medical Education, Inc.	New York
Quintiles Mexico, S. de R.L. de C.V.	Mexico
Quintiles Netherlands	Netherlands
Quintiles New Zealand	New Zealand
Quintiles Novosibirsk	Russia
Quintiles OY	Finland
Quintiles Panama, Inc.	Panama
Quintiles Peru S.r.l.	Peru
Quintiles Pharma Services Corp.	North Carolina
Quintiles Pharma, Inc.	North Carolina
Quintiles Phase One Clinical Trials India Private Limited	India
Quintiles Phase One Services, LLC	Kansas
Quintiles Philippines, Inc.	Philippines
Quintiles Poland Sp. Zoo	Poland
Quintiles Portugal	Portugal
Quintiles Pty Limited	Australia
Quintiles Puerto Rico, Inc.	Puerto Rico
Quintiles Research (India) Private Limited	India
Quintiles Romania S.R.L.	Romania
Quintiles Russia	Russia
Quintiles S.a.r.l.	Luxembourg
Quintiles S.a.r.L. - US	North Carolina
Quintiles S.L.	Spain
Quintiles Site Services, S.A.	Costa Rica
Quintiles Slovakia Services s.r.o.	Slovakia
Quintiles Slovakia, s. r. o.	Slovakia
Quintiles South Africa (Pty.) Limited	South Africa
Quintiles Srl	Italy
Quintiles St. Petersburg	Russia
Quintiles Staff Services Sp.A.	Italy
Quintiles Support Sarl	France
Quintiles Switzerland Sarl	Switzerland
Quintiles Taiwan Limited	Taiwan
Quintiles Transfer, LLC	Delaware
Quintiles Transnational Corp.	North Carolina
Quintiles Transnational Holdings Inc.	North Carolina
Quintiles Transnational Japan K.K.	Japan
Quintiles Transnational Korea Co., Ltd	Korea
Quintiles Trustees Ltd.	United Kingdom
Quintiles UAB	Lithuania

Subsidiary	Jurisdiction or State of Organization
Quintiles UK Holdings Limited	United Kingdom
Quintiles Ukraine	Ukraine
Quintiles Vietnam LLC	Viet Nam
Quintiles West Africa Limited	Ghana
Quintiles Zagreb d.o.o.	Croatia
Quintiles, Inc.	North Carolina
Rowfarma de Mexico S. de R.L. de C.V.	Mexico
Servicios Clinicos, S.A. de C.V.	Mexico
Targeted Molecular Diagnostics, LLC	Illinois
Temas Srl - Società Unipersonale	Italy
Transforce S.A. de C.V.	Mexico
VCG&A, Inc.	Massachusetts
VCG-Bio, Inc.	Delaware